UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Depomed, Inc.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

Starboard Value and Opportunity S LLC

Starboard Value and Opportunity C LP

Starboard Value R LP

Starboard Value R GP LLC

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

MARK R. MITCHELL

PETER A. FELD

GAVIN T. MOLINELLI

JAMES P. FOGARTY

John J. Delucca

Peter A. Lankau

Mary K. Pendergast

ROBERT G. SAVAGE

JAMES L. TYREE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), previously filed a definitive proxy statement and accompanying WHITE request card with the Securities and Exchange Commission ("SEC") to solicit requests for the calling of a special meeting of shareholders (the “Special Meeting”) of Depomed, Inc., a California corporation (the “Company”).

On September 16, 2016, Starboard Value and Opportunity Master Fund Ltd delivered the Special Meeting Request Form and accompanying WHITE request cards from the holders of shares of Common Stock of the Company entitled to cast not less than 10% of the votes at the Special Meeting in accordance with the Company’s Bylaws requesting that the Special Meeting be called for November 15, 2016 at 10:00 a.m., local time.

Starboard intends to file a preliminary proxy statement and accompanying WHITE proxy card with the SEC to be used to solicit proxies for the approval of a set of proposals at the Special Meeting which, if approved at such Special Meeting, would have the effect of removing and replacing the Company’s Board of Directors with Starboard’s highly qualified nominees.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit proxies for the approval of a set of proposals at a special meeting of shareholders of Depomed, Inc., a California corporation (the "Company").

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Starboard Value LP, Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP ("Starboard C LP"), Starboard Value GP LLC ("Starboard Value GP"), Starboard Principal Co LP ("Principal Co"), Starboard Principal Co GP LLC ("Principal GP"), Starboard Value R LP ("Starboard R LP"), Starboard Value R GP LLC ("Starboard R GP"), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, Gavin T. Molinelli, James P. Fogarty, John J. Delucca, Peter A. Lankau, Mary K. Pendergast, Robert G. Savage and James L. Tyree.

As of the date hereof, Starboard V&O Fund directly owns 4,636,387 shares of Common Stock, no par value, of the Company (the "Common Stock"). As of the date hereof, Starboard S LLC directly owns 548,714 shares of Common Stock. As of the date hereof, Starboard C LP directly owns 304,821 shares of Common Stock. Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 304,821 shares of Common Stock directly owned by Starboard C LP. Starboard R GP, as the general partner of Starboard R LP, may be deemed the beneficial owner of the 304,821 shares of Common Stock directly owned by Starboard C LP. As of the date hereof, 525,078 shares of Common Stock were held in an account managed by Starboard Value LP (the "Starboard Value LP Account"). Starboard Value LP, as the investment manager of each of Starboard V&O Fund, Starboard C LP and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 6,015,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC and Starboard C LP and held in the Starboard Value LP Account. Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the 6,015,000 shares of Common Stock directly owned by Starboard V&O Fund, Starboard S LLC and Starboard C LP and held in the Starboard Value LP Account.

As of the date hereof, Mr. Fogarty directly owns 16,450 shares of Common Stock. As of the date hereof, none of Messrs. Molinelli, Delucca, Lankau, Savage or Tyree nor Ms. Pendergast, own any shares of Common Stock.